                                                                    Exhibit 99.5
                                                                    ------------




                              TRIAD HOSPITALS, INC.

                                OFFER TO EXCHANGE

                                       Its
                      8 3/4% Series B Senior Notes due 2009
                             for any and all of its
                          8 3/4% Senior Notes due 2009

             Instruction to Registered Holder from Beneficial Owner

         The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the offer by the Company to exchange the 8 3/4% Senior Notes due 2009 (the "Old Notes").

         This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

         The undersigned represents that (i) the 8 3/4% Series B Senior Notes due 2009 (the "Exchange Notes") to be acquired pursuant to the Exchange Offer in exchange for the Old Notes designated below are being obtained in the ordinary course of business of the person receiving such Exchange Notes, (ii) neither the undersigned nor any other person receiving such Exchange Notes is participating, intends to participate, or has any arrangement or understanding with any person to participate, in the distribution of such Exchange Notes, and (iii) it is not an "affiliate," as defined under Rule 405 of the Securities Act of 1933 (the "Securities Act"), of the Company or any Guarantor. Affiliates of the Company or any Guarantor may not tender their Old Notes in the Exchange Offer.

         If the undersigned is a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended that acquired Old Notes for its own account pursuant to its market-making or other trading activities (other than Old Notes acquired directly from the Company), the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the Exchange Notes in connection with any resales by it of Exchange Notes acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

You are hereby instructed to tender all Old Notes held for the account of the undersigned unless otherwise indicated below.

[ ]  Do not tender any Old Notes

[ ]  Tender Old Notes in the aggregate principal amount of $________________

SIGNATURE:

 __________________________________________________________
     Name of Beneficial Owner (please print)

By_________________________________________________________
                             Signature

___________________________________________________________
                            Address

___________________________________________________________
                  Area Code and Telephone Number

Dated:        , 2001